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                                                                     EXHIBIT 5.1


             [Letterhead of Paul, Hastings, Janofsky & Walker LLP]



                               January 19, 2000


Photronics, Inc.
1061 East Indiantown Road
Jupiter, Florida 33477

     Re: Registration Statement on Form S-4 Covering a Maximum of 4,426,392 Shares of Common Stock

Ladies and Gentlemen:

          This opinion is being rendered in connection with the proposed merger of Align-Rite International Inc. with a subsidiary of Photronics, Inc. (the "Company"), in which the Company will issue up to 4,426,392 shares of its common stock, par value $.01 per share (the "Shares"), upon the terms and conditions set forth in its Registration Statement on Form S-4, Registration No. 333-88739 (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 on October 8, 1999 and subsequently amended.

     As counsel for the Company, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with the actions taken by the Company in connection with the authorization, registration, issuance, and sale of the Shares.

     Based upon the foregoing, it is our opinion that the Shares, upon their issuance in accordance with the terms and conditions set forth in the Agreement and Plan of Merger by and among the Company, AL Acquisition Corp., and Align-Rite International, Inc. dated as of September 15, 1999, as amended by Amendment No. 1 to Agreement and Plan of Merger by
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January 19, 2000
Page 2

and among the Company, AL Acquisition Corp., and Align-Rite International, Inc., dated as of January 10, 2000, will be duly authorized, validly issued, fully paid and non-assessable.

        For purposes of this opinion, we have not examined the laws of any jurisdiction and we express no opinion with respect to conflicts of law rules or the laws of any jurisdiction other than the State of Connecticut.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us contained in the first sentence under the heading "Legal Opinions" in the proxy statement/prospectus contained therein. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations promulgated thereunder.


                               Very truly yours,
                   /s/ PAUL HASTINGS, JANOFSKY & WALKER, LLP